Form C

Cover Page

Name of issuer:

BluMartini Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: CA

Date of organization: 6/5/2017

Physical address of issuer:

P.O. Box 6003
Fremont CA 94538

Website of issuer:

https://blumartini.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

250,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $250,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$250,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

2/1/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$8,918.00	$0.00
Cash & Cash Equivalents:	$1,488.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($91,082.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

BluMartini Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Andree Ng	Entrepreneur	BluMartini Inc.	2017
Erin Delacroix	Chief Executive Officer	DreamSpace Ventures	2018
Brian Williams	Entrepreneur	BluMartini Inc.	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Andree Ng	CFO	2017
Andree Ng	Secretary	2017
Brian Williams	CEO	2017
Brian Williams	President	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Andree Ng	50000.0 Class A Common Stock	50.0
Brian Williams	50000.0 Class A Common Stock	50.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Inherent to our industry, the stock market poses unique risks in that, while today it is extremely popular and booming with activity, tomorrow could bring uncertainty.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The competitive landscape is chock full of entrenched incumbents with large financial backing.

Time is of the essence with the hot market. The nomadic shift of consumers looking for their permanent home in the industry means we have to move fast to capture those.

The initial use of certain third party providers means that continued use of their services relies on continuation of their organizations. We have taken care and have done due diligence to position ourselves with the best possible providers with established track records but this remains a risk until those services are brought in-house.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$250,000**

Use of Proceeds: 35% Finalize initial development

30% Marketing

30% Data Storage

5% Wefunder Intermediary fee.

If we raise: **$1,070,000**

Use of Proceeds: 25% Finalize initial development; Marketing; Data Storage

50% First hires of our CTO to begin bringing ongoing development efforts in-house in a targeted approach to lower monthly outgoing expenses.

20% Office space, legal and regulatory fees as well as development of future revenue generating features.

5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.The main terms of the SAFEs are provided below.

The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors, or
- (ii) if the valuation for the company is more than **$20 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A Common Stock	100,000	100,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Class A Common Stock holders have voting rights. Preferred Stockholders will not receive voting rights but will have liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

<u>A sale of the issuer or of assets of the issuer.</u> As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

<u>Transactions with related parties.</u> The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	John Ng
Amount Invested	$150,000.00
Transaction type	Other
Issue date	04/17/18
Relationship	Father

This was a capital contribution made by Andree Ng's father, does not have any terms and is not expected to be paid back.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

83% of millennials don't invest in the stock market. Why? They don't understand it. Other mobile trading options don't provide enough educational tools, which is. why we're making education a cornerstone of our platform. Our mission is to provide you with all the tools you need to make smart trades, right from your phone – all commission-free. 350,000 traders, mostly millennials, have already pre-registered.

We aim to be the premier trading platform for day traders everywhere. Our app will put the power and convenience of desktop trading in the palm of your hand and educate new investors so they feel comfortable jumping in. As traders ourselves, we want to create a product rooted in the community, supporting everyone from beginning to experienced investors with commission-free trading. With BluMartini, the stock market won't be a scary place anymore.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

BluMartini Inc. was incorporated in the State of California in June 2017.

Since then, we have:

- 350,000+ pre-registered traders in just 5 months.

- On track to reach 1M users by end of our first year

- 83% of millennials still aren't investing in the stock market, even with current apps.

- Founders have 33+ years combined trading.

Historical Results of Operations

Our company was organized in June 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0
- *Assets.* As of December 31, 2017, the Company had total assets of $8,918, including $1,488 in cash.
- *Net Loss.* The Company has had net losses of $91,082 for 2017.
- *Liabilities.* The Company's liabilties totaled $0 for 2017.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

BluMartini Inc. cash in hand is $67,539.49, as of June 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $27,486.84/month, for an average burn rate of $27,486.84 per month.

We are in the middle of a hard development push and the expenses reflect that over the recent months. Our development expenses will decline as we continually bring more functions in-house with our first hires. While we cannot guarantee it, we are planning through our partnerships in place our data costs, order routing, marketing costs, and business expenses are such that we will be profitable after our first six month period.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://blumartini.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES



INVEST IN BLUMARTINI

maximum target met

$0

raised of $0 maximum target from 0 investors

Everything you need to make smart trades from your phone

83% of millennials don't invest in the stock market. Why? They don't understand it. Other mobile trading options don't provide enough educational tools, which is. why we're making education a cornerstone of our platform. Our mission is to provide you with all the tools you need to make smart trades, right from your phone – all commission-free. 350,000 traders, mostly millennials, have already pre-registered.



Andree Ng
Co-Founder
21 yrs of trading. Serial entrepreneur. Consultant @ Accenture. MS&E Stanford. MSEE UCSB. BSEE UCI.

Why you may want to invest

1. 350,000+ pre-registered traders in just 5 months.
2. On track to reach 1M users by end of our first year.
3. B2B vertical secured with 2,000 account pilot program secured.
4. Partnerships in place to reach 900k+ unique monthly customers.
5. Featured company for the new hit TV show The Unicorn on BloombergTV.
6. Founders have 33+ years combined trading.

Our Ambition

We aim to be the premier trading platform for day traders everywhere. Our app will put the power and convenience of desktop trading in the palm of your hand and educate new investors so they feel comfortable jumping in. As traders ourselves, we want to create a product rooted in the community, supporting everyone from beginning to experienced investors with commission-free trading. With BluMartini, the stock market won't be a scary place anymore.

BluMartini_Pitch_Deck.pdf

https://blumartini.com

$ 100 min

REMIND ME (0)

What you are investing in

Future Equity (Wefunder SAFE)

$20M valuation cap

$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $20M in the future.

Earning a return

Learn more about SAFEs

Investor perks

$500+
1 year free BluMartini Sapphire Subscription

$1,000+
2 years free BluMartini Sapphire Subscription

$10,000+
Free Lifetime BluMartini Sapphire Subscription

see less

b2b technology marketplace tech software

Why I Like BluMartini

I've been searching for a mobile app that allows me to make financial decisions equipped with the proper resources and information...on the go. I'm not always next to my computer to make those decisions, but with BluMartini that has changed. The ability to have live data, one-minute charts + indicators and momentum gauges...what do I need my laptop for? Best thing is that it's commission-free! Can't wait to keep growing my portfolio with BluMartini.



Josh Cambe

THE BUZZ ABOUT BLUMARTINI

I'm totally excited to use your upcoming platform! I've drastically improved my trading with your lessons, your stock selections, and your on-point charting skills.

Tommy
San Francisco, CA

These guys have their finger on the pulse of what today's generation of traders need to navigate complex markets. I can't wait to use this app because it's created by a team that lives in market just like I do.

Nick
Atlanta, GA

When I'm on the go and trading from my phone I find that I'm constantly switching between apps to get the information I need. There are many mobile trading apps out there but none that combine all the tools needed to be a smart trader/investor. Having quick access to scanners, charts, L2 all within the mobile trading app would save on-the-go traders the headache and hassle of swapping between apps and giving us a leg up when speed is the difference between losing and making thousands of dollars.



Aaron
Developer Design Minds

Something that is sorely needed are level 2 indicators in a mobile trading platform. I exclusively use my mobile app to trade and the increased book depth was the key factor for me to switch brokerages recently, despite paying higher premiums. I am using BluMartini's app the first moment it is released.



Janique Myers
Stock Trader

Everything You Need to Trade Stocks from Your Phone

83% of Millennials Don't Invest in the Stock Market

There are other stock trading apps out there, but we understand something they don't: millennials aren't investing in the stock market because they don't understand it. And all the commission-free and easy-to-use designs won't fix that. That's why we're putting investor education first so every investor can have the tools necessary to make smart investment decisions.

The Problem: Mobile Brokers Don't Give Users the Knowledge to Trade Smartly

---


Their problems
Delayed quotes
Filtered selection of tradable securities
Limited research capabilities
robinhood
Ameritrade
Fidelity
E*TRADE
charles SCHWAB
Interactive Brokers
Delayed access to funds
High commission fees
Sub-standard Level-2 info and no scanner

Our Solution: The Power of a Desktop Setup in Your Phone



Our solutions
Reliable live-streaming data
Adjustable charts with numerous indicators
Powerful tools to research companies
Instant access to deposited funds
$0 trading fees
Level-2 split second trading and user-friendly scanner

Our Progress So Far

If we complete our minimum funding goal of $250k, we'll spend the capital on finalizing initial development, marketing, and data storage. By hitting our maximum fundraise of $1M, we'll be able to accomplish the above, plus hire a CTO to begin bringing ongoing development efforts in-house in a targeted approach to lower monthly outgoing expenses.

Problems in Mobile Trading Options Arise

Current available trading platform options don't give users the tools and therefore the confidence to make sound investment decisions while being commission-free; this leads to lack of confidence in stock investing.

December 2016

BluMartini is Formed

January 2017

Initial Design and Revenue Streams Completed

February 2017

Co-founders Self-funded Initial Development

April 2017

MVP Development Milestones

Portrait and landscape trade page with graphical indicators and level-2 info integration.

May 2017

MVP Development Finalized

Full MVP product constructed including all features.

August 2017

Development Milestones

Scanner and trending sections thoroughly refined, integrating user-defined parameters.

December 2017

Beta Development Milestones

Backend infrastructure completed and full registration and login flow integrated.

April 2018

Beta Release

Beta version is released for limited availability to selected few.

October 2018

Let's Simplify Investing Together

Dear Investors,

Our fans believed in our product and drove us to create something better. This inspired us to build a product that democratized access and lowered the barrier of entry to the U.S. stock market. The people who have helped us spread the word should have the opportunity to invest in us as well. We want to be by your side, enjoying the success you're helping to create.

Thanks to everyone for your unwavering support this past year. We've really hit on something special with a user-friendly app with assisted tools for the DIY investor and research data that's condensed into simple indicators; we've re-balanced the market so you can get ahead and created a brand name that goes the distance.

We've cracked the code on eliminating your stock market pain points by turning them into instant and prudent solutions for beginner and informed investors.

Your wait is over! You now have the most intuitive and helpful market investment app that lets you cherry pick suitable stocks to invest and grow your money with. BluMartini takes the guesswork out of investing for you. We've really changed the face of mobile stock trading and we're proud to bring it to you.

We're inviting you to be an investor and join our community, and be a part of our team here at BluMartini; we will continue to grow explosively together.

Cheers,

Andree Ng, Brian Williams

Our Business Model

We believe that trades should be commission-free. All users will have access to the tools needed to make smart investment decisions. We'll have two tiers of subscription models for pre-market, after-hours trading, and other perks – $4.99/mo and $9.99/mo.

Highly diversified revenue streams

BluMartini Sapphire program for $9.99/month

FREE self-funded accounts to all users

Real-time education and tutorial for $9.99/month

Pre-market and after-hours trading for $4.99/month

Tiered interest rates for borrowed cash/margin trades

Accrued Interest on all unvested cash



Traction

We're tracking to reach 1M pre-registered traders by the end of this year.

350,000+	68%	$0.18
Pre-registered traders in just 5 months	Indicated interest in paid subscriptions	Customer acquisition cost

Meet the Founders



Andree Ng

Co-Founder

21 yrs of trading. Serial entrepreneur. Consultant @ Accenture. MS&E Stanford. MSEE UCSB. BSEE UCI.



Brian Williams

Co-Founder

12 years of trading; President/CEO of succcessful trading group. Seeking Alpha contributor.

Interview

Wefunder interviewed Brian Williams on May 11, 2018.

– COLLAPSE ALL

WF: Who are you and what is your company all about? ^

WILLIAMS: We're BluMartini, a next-generation stock market mobile-trading platform that's commission-free. We have a lot of cool, exciting stuff to offer users, namely a real-time guided experience system that takes away any intimidation from starting your investment journey. We break down the barriers so everybody feels comfortable getting into the market.

BluMartini aims to take brokerage to the next level by democratizing access to the stock market. We are different from other platforms in the breadth and depth of the tools and analysis that we make available to the average investor. We created this product with the idea that millennials wanted to trade differently, namely on their phone and without having to pay fees. On top of that, they want to be able to gain the knowledge that they need about the stock market in order to comfortably jump into the market. We at BluMartini are here to ensure that the stock market is not as scary a place as it seems. We designed this project with a sophisticated trader in mind but made it easily accessible to the casual investor or even the beginner investor.

Our target demographic is millennials ages 18 to 34. There are 93 million millennials in the United States and 83% of them are not currently investing in the stock market. The main reason for that is they just aren't knowledgeable about the markets. Bank of America recently came out with a survey that found that about one in six, or 16%, of millennials have at least $100,000 in their savings and 47% have at least $15,000 saved. Millennials have been warming up to the idea of jumping into the stock market. They just don't know where to start. BluMartini is here to say, this is where you start.

WF: Hasn't Robinhood already done this? ^

WILLIAMS: Robinhood's target demographic is millennials, but they only offer commission-free trading with a very simple platform. And what good are free trades if you're not well-educated on the risk that you're about to take?

The truth is that 55% of the people that are pre-registered on our platform are Robinhood users. That figure keeps climbing. BluMartini came about through the trading community. Brian had a trading group where he taught people how he approached trading. The people in the group kept complaining about Robinhood and all of the mobile options that are out there. Robinhood's commission-free and it works. You can buy and sell with it. But it doesn't go far enough for beginning investors. For the people just starting out, Robinhood is so stripped-down, so bare bones, that users can't learn the ropes. Therefore, they're still alienated and stuck not knowing where to start.

We saw that as an opportunity to make something. We said we'll put our money where our mouth is and we'll make this for you. We really lower the barrier to entry for millennials because our easy-to-use and intuitive tools help give them the confidence to jump right in.

That's what we set out to do, and we put up a good deal of our own money to test the waters. What we found was overwhelming. People started flooding to us. We knew we had something here, so we decided to take it a step further.

Giving users free trades gives them an easy way to lose their money. A lot of these people are coming to us saying they thought free trades were cool in the beginning, but then they never did figure out what the hell they were doing in the market. Robinhood is such a simple platform, they're not getting anything out of it. Users are losing their pants because they thought Tesla was a cool stock. Tesla's a cool company, and it still is, but then why is the stock going down? Robinhood won't tell you that

Part of the reason we're coming to Wefunder is we want to give a piece of the company to whoever wants it. If you want to use this platform and make it better, we say let's do it together. That's what separates us from Robinhood. We come from the community, and we're still in touch with the community.

WF: How did earlier trading platforms like E-Trade and Scottrade influence BluMartini?

WILLIAMS: There are good and bad components in all of those platforms, whether it was trading off higher commissions for more features, better customer service, or whatever it was that got them a foothold in the industry. We've taken some ideas from all of them. For example, there is the Charles Schwab customer service approach. That's a massive factor for us. It boils down to more than just the words "customer service." It's the trust that the service brings.

When people want to reach out to Robinhood, they send them an email. They might get a response in a few days. If something drastic happened, the user might get a couple of gold dollars or whatever currency they have there. It doesn't go far enough. There's nobody they can quickly reach out to. There are better ways to go about doing it. We don't want to dig into our secret sauce on a lot of what we're doing in terms of the data, customer service, and our legal standing. We have found ways to provide affordable services to our customers and quickly attain profitability. It comes from learning from the mistakes that all of these other larger brokerages have made. We'll take that, and we'll learn the risks about what not to do on somebody else's dollar any day of the week. The information is out there. We see it. We listen. We hear people, and we improve on it.

WF: What is BluMartini offering customers that's different?

WILLIAMS: We have what we call a real-time guided experience service. The idea came from Brian's four-year-old son who was playing a game on his iPad and asked his dad to do something for him. Brian had no idea how to play the game so his son pulled up the tutorial. It was an ah-hah moment. People were telling Brian all the time that they didn't know how to start investing. A tutorial was the answer.

It works like a game. You have pop-up windows and as you're looking at your charts on your screen, bubbles pop up and tell you why something just happened. We've found it's the repetition that works for people. Once they start seeing it over and over, it becomes burned into their memory. They might not know what it means right away, but then they see it again and over time they begin to understand. It is life-changing to watch somebody get that ah-ha moment of, "You know what, it's really not that hard when somebody breaks it down into a language that I can understand."

To top it off, we have this cool artificial intelligence system that is being developed behind it all, so as the world progresses, our educational system will eventually be teaching itself and improving.

There are some parts of the app that help you as a first-time trader to discover companies that you didn't know existed. If someone viewed a specific stock like Apple, they'll be able to see other stocks related to Apple. It's kind of like Amazon recommendations. The recommendations are based on certain criteria, whether it's price or around certain industries. We can pull up a list of stocks that fall within what it is that you're looking for and come up with stocks based on sectors that you already know, whether it's coffee, electric cars or whatever it might be.

WF: What do the educational sessions focus on?

WILLIAMS: We go about it in a unique way. The educational portion teaches them how everybody makes money, and that's the biggest hurdle for people getting into it. People think they understand how you buy low, you sell high. If a company is good and they make money, chances are their stock is going to go up. There's a basic understanding of what is happening. We have items that are tailored towards those people. There are also options for somebody that has no idea how to get started. There's a whole process that walks them through that. You can push a button on a scanner and it will pop up a bunch of companies that you've never heard of. But they're going up, and they're making money right now, and if you wanted to get in on this, you could, and you could make some money doing it. The educational system backs that up and reinforces it.

If a first-time trader logged in, one of the first things they might do is look up Apple. You look at Apple and get all the information about its day's performance, past performance, and then you'll see some fundamental background information. Then if you keep scrolling, you'll see a section that says, "People also looked at." Then it gives you a list of three to five stocks that people have also looked at after they looked at Apple. From there, you might say, "Oh, I never heard of Microsoft," So you click on Microsoft and get taken to their page. It's like a chain reaction. This is based on the activity that's being shown on the BluMartini platform.

WF: What motivated you to start this business?

WILLIAMS: All of our competitors come from an institutional background, and we think from a user level. I've been investing in the market for the past 16 years, and I'm always talking to friends and random people about the stock market. Brian has got decades of experience. We came up with the idea based on our personal experiences, and we are not trying to provide a brokerage platform to the users by saying, "Here, we know what's best for you. Use it. Whether you like it or not, we think this is best for you." No, we interact with these people on a personal level.

WF: What's the status of the product right now?

WILLIAMS: We are approximately 2 1/2 to 3 months out from our beta launch and 5 to 6 months from our full launch. We started this in late December 2016. January 2017 is when Andre and I started designing this and seeing if we could find ways to provide what we wanted to give everybody and still be commission-free. If we couldn't do it and keep it commission-free, there was no point in even starting this. That's where we found a lot of ins and outs. The power that we packed into this platform in such a short amount of time is mind-boggling. We've moved extremely fast. We incorporated on June 5, 2017. At first, it was all really word of mouth. We really didn't do any marketing anywhere. Then it took off. Everybody just can't wait for the beta. We withdrew from putting information out there because it was growing too fast, and we didn't have enough to sustain it while we pushed towards the beta launch in building out this platform. We withdrew. We stayed involved and active in the community, but didn't put much information out there. Soon, we're going to have some video campaigns coming out. We're going to hit the marketing campaign hard, and we're going to really take off.

WF: Are you building the software in-house or are you out-sourcing it?

WILLIAMS: We outsourced development for now. We've partnered up with a couple of different people, providers, and exchanges to utilize every piece of leverage that we could to get amazing deals on the business side of it all. That allows us to empower what we're doing for an insanely low number that blows people's minds when they hear it.

Part of this initial funding, and every funding round after it, will help bring more of that outsourced development in-house. We have a strong potential candidate for VP of Engineering or CTO at the moment, so that we can start building up the in-house team.

WF: The design is so critical. As a piece of the brand, what are you doing to ensure that's well done?

WILLIAMS: We have our designer. We were lucky to find this guy. He is an outsourced gentleman. We tried to hire him. He's been offered million-dollar-a-year contracts. He worked for Coca-Cola and six gaming companies. People throw money at him left and right and he turns them down because he would rather work in every industry with big names so he stays on top of the current trends. He doesn't want to be locked down in any one industry and become stale. We figured out early on that in this industry, especially with what we're doing, that the branding is everything. We don't look at it as if we're going up against some big players, but that's the reality of it. These massive brokerage houses, some of them have billions of dollars, so some people naturally think they are going to crush us. What separates us is the branding. We aim to become the name everybody knows. We're designing it for them. On our end, in the early stages, we didn't care what we had to spend out of our own pockets to get this created and keep it looking modern. It's very accessible. It's feature-rich and as the user, you don't really comprehend how much information you're looking at because it's so simple.

E-Trade and Scottrade and all the other industry bellwethers for the brokerage industry may look very complicated. Robinhood still doesn't solve the problem that millennials have as to why they're not investing in the stock market. It just gives you a very quick and easy way to lose your money because you don't know what's going on. We've gotten a lot of people coming to us and saying that they see our platform as the happy medium between too complicated and too simple.

WF: How will you make money if you're not charging fees?

WILLIAMS: That was the critical part for us. How do we make money? We have two description phases for various items that people would need, such as pre-market trading or after-hours trading. Those things come at an additional cost for us. We pass those on to the customer. We opened up the ability to trade in before-market hours and after the market closes. Among our six revenue streams, 3 of them are subscription models. We have found a way to provide to our users 8,528 stocks to trade from, and this is the largest collection of stocks among any of the platforms currently out there. We have access to those at no cost to us, which is huge.

We collect interest on margin trades. We have a few subscription models, one of them being $9.99 (BluMartini Sapphire) and another being $4.99 (BluMartini Azure). The $4.99 is just pre-market and after-hours trading. The $9.99 is pre-market and after-hours trading plus a couple of other bells and whistles. When we gathered our initial statistics, we found that 68% of our 350,000 pre-registrants indicated that they are very interested in going with one of the subscription models. That spoke volumes for us. We have several other revenue streams in place, to be exact. That's something that we feel that we can offset not collecting a commission.

WF: You're taking on some big players in a reasonably crowded space. How are you going to get everyone's attention?

WILLIAMS: This is a critical time for us. It's crunch time. We're excited to see how pre-registrants translate into actual users when we launch. Part of how we're doing that is that a month and a half from now, we will kick off our marketing campaign. In our network, we're tied in with a few different production companies and marketing firms that are going to spread the word for us. We're only focused on America, but we get exposure in other countries. We have several influential personnel who will be a part of our marketing campaign and help extend the reach of our audience. We also have a few marketing deals that are currently in the works that will help us target the industry and users directly to help bring on more users onto the platform.

We've got a whole slew of fun items that are going to constantly keep us out there in front of people's faces, like a new trading TV show. BluMartini will be the only platform used by the traders on the show. The networks are waiting to see the launch, and then we get down to the period of negotiations. As we progress, we're set up to constantly be reinforcing the name, the brand, the message of "This is where you start."

We will implement referral programs to entice and grow our user base with incentives. That will be a low-cost way for us to spread the word and grow organically in a cost-efficient way. One incentive would be to pre-register on blumartini.com and receive 3 months of free access to pre-market and after-hours trading.

WF: What's your current customer acquisition cost?

WILLIAMS: From where we stand right now at pre-beta and pre-product even, we're right around 18 cents customer acquisition cost. We want to get that lowered down. Initially, it's going to hike up, but if we can get it back down to around that same mark, that's the sweet spot right there.

WF: How will you measure success now and in the future?

WILLIAMS: That's something that Andre and I both go back and forth about because we think differently. For me, once we reach profitability, then I will feel like I've achieved a measure of success. I will feel successful when we have 100,000 users that have officially signed up and are using our platform. Then at a quarter of a million users, I'll feel that's success. The two numbers that really stand out in my mind are 1 million users and that break-even point. When I get 1 million users, then we can officially say we have reached break-even and we are now moving into profitability.

WF: What are some of the risks involved with your company?

WILLIAMS: There are definite risks. We are in the process of getting our own licensing and making sure everything is squared away with the SEC. If we wanted to see investment advisers, we could so that none of the language will get us in trouble on that front. Now we have a policy keeping the language issue at bay. As far as the other companies creating educational platforms, we're currently working on the patent for our system, so the hope will be that nobody will be able to do it like we do it. The application is almost done and about to be submitted. We're waiting to hear feedback on that.

Overall, the main thing that really scares me is the unknown. I don't know what I don't know. I like to surround myself with people that specialize in all aspects of life. There are people in my network that are the options traders, short sellers, long holders, and day traders. There's the ETF guys, and there's hedge funds. I surround myself with people that are so in tune with the finer points of all of those industries I can get an overview of what is going on to try to reduce the unknown on that aspect. There's always going to be the regulatory question. You never know what is going to come out. That's one of the reasons we're going to be a cryptocurrency wallet, of sorts, so people can safely hold their coins with us. But we're not going to allow any trading just yet because we don't want to jump into the whole cryptocurrency exchange route because of the regulations that we know are coming. We don't know what and who and how and where, but we know somebody's going to regulate it somehow. Those are my main concerns.

There's always going to be competitors. Robinhood wasn't the first mover in the industry. They weren't even the disrupters. Zecco was the first company in 2008 that was a commission-free trading platform. They launched right when the market for crashing. A bunch of users found out the hard way about some of the ins and outs of what made the economics in their business fail. We've spoken with a lot of people from there to find out the hurdles that they went through when they launched to try to prevent that ourselves. We try to always stay forward-looking and see what hurdles we can and look in the past to see any problems we can eliminate from the future.

WF: Why are you two the ones to make this happen?

WILLIAMS: When I was younger, I excelled in school. I was the type of kid where I knew schooling wasn't for me. I take the Mark Twain quote to heart, where he says "I never let my schooling get in the way of my education." I would get out of school and I'd be at home, and I'd be reading books on the stock markets around the world, on money, on currencies, the history of how things work. I taught myself to think a different way. Right out of high school, I opened up my first company. In that one, I learned the ropes the hard way. I opened up the next one when I was 23, and I exited that one when I was 29. It was in the construction industry. It was during that time of my life, when I was 24, that I started trading on the stock market. I didn't know where to start. Some people say I'm crazy, some call me stupid, some call me intelligent, but I just jumped right in. I got a free brokerage account from Charles Schwab when I opened up a checking account with them. I jumped in not knowing what I was doing, and started pushing the buttons and figuring it out. Learning the lessons on my own dime. I started losing money, and it got me mad.

The type of person I am, I didn't take that easy. So I got out, and I taught myself how it all worked. That's when I came out with this whole psychological philosophy where you figure out what other people are doing, why they're doing it, and you'll know what they're doing before they do it, and you could make money on it. I started making some good money on it. At 31, I retired from traditional work, and I went full-time into day trading. I was appreciative of what I had built and what I was doing, and so I wanted to give back to the community and help anybody that I could. So I joined a couple of the Twitter-like communities out there and started giving my opinions. That's how this whole thing started. People started following me, and they started asking for me to make a better mobile trading platform. It was at that time that I was asking Andre to come over.

As for Andree, he took the schooling route. He has a bachelor's in electrical engineering from the University of California, Irvine, and a master's in electrical engineering from the University of California, Santa Barbara, with an emphasis in optical electronics and photonics, so basically, lasers. He did research under Dr. Shuji Nakamura, who was the 2014 Nobel prize winner in physics. He dropped out of the Ph.D. Program to pursue a second masters in management science & engineering (MS&E) from Stanford. After that, he took on a consultant role at Accenture for about a year and a half. After Accenture, he had a stint where he was bringing up three startups. Now we're here at BluMartini.

Andree's been investing in the stock market ever since he was 16 years old. But he officially got his stock account turned over to him from his dad at 18, because that's the age you could start, at least it was back then. He was always curious about what those streaming letters and numbers were on the bottom of the screen. That's when his dad taught him the ropes of the stock market. Even in 1999 when he was a freshman in college, he would be trading stocks in between classes, before midterms and final exams. He'd go through my ups and down with the market, and tried not to have that affect his schooling. He tried to do my trades as on the go as he could, but back then, in 1999, there was no such thing as trading on a mobile phone, so he had to run back to my dorm room to place a trade or sell. He lost a lot of my money back in 1999 and 2000, and that's when his education began. In 1999, he accepted every single IPO that came my way through email. They offered 100 shares of this, 100 of that, and did he want it? Yes, of course! You're buying into something that you don't know anything about, or you may buy into something that you think you know about but you don't know the underlying things that are going on with the company. He lost my pants, and that's when his education began and he started learning the ropes of the stock market.

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1 Inherent to our industry, the stock market poses unique risks in that, while today it is extremely popular and booming with activity, tomorrow could bring uncertainty.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the

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